



2Q 2014 Earnings Conference Call

July 31, 2014





Safe Harbor Statement

Please note that the information provided in this presentation is accurate as of the date of the original presentation. The presentation will remain posted on this web site from one to twelve months following the initial presentation, but content will not be updated to reflect new information that may become available after the original presentation posting. The presentation contains forward-looking statements including, among other things, management's estimates of future performance, revenue and earnings, our management's growth objectives and our management's ability to produce consistent operating improvements. These forward-looking statements are based on expectations as of the time the statements were made only, and are subject to a number of risks and uncertainties which could cause us to fail to achieve our then-current financial projections and other expectations. We undertake no duty to update this information. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, including, among other sections, under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which is on file with the SEC and available at the SEC's website at www.sec.gov.

Overview of Second Quarter 2014 Results

- Sales increased 9%, led by double-digit gains in the Commercial / Industrial and Energy segments
  - Commercial markets up 12%; Defense markets up 2%
- Operating income increased 27%, mostly organic
- Operating margin up 160 bps to 11.7%
  - Benefits of organizational realignment and ongoing margin improvement initiatives
  - Reflects impact of divestitures and discontinued operations
- Diluted EPS of $0.93, up 26%
- Free cash flow of $81 million, up 82%

Note: All figures presented on a continuing operations basis.

2Q 2014 End Markets Summary


Power Generation 17%
Oil & Gas 20%
Aero & Ground Defense 14%
Naval Defense 15%
General Industrial 17%
Commercial Aero 17%

Notes:
Percentages in chart relate to Second Quarter 2014 sales.
All figures presented on a continuing operations basis.

Key Positives

- Ongoing ramp up in commercial aircraft production rates (notably 787)
- Strong growth in industrial vehicles, aided by acquisitions
- Solid performance in Oil & Gas for upstream and downstream equipment
- Strong naval defense revenues led by Virginia-class submarine and DDG-51 Destroyer programs

Key Challenges

- Lower domestic and China AP1000 program revenues
- Continued softness in ground defense due to lower demand

CURTISS-WRIGHT

2014E Market Outlook (Guidance as of July 30, 2014)

	FY2014E (Prior)	FY2014E* (Current)	% of Total Sales
Aero Defense	8 - 12%	-	12%
Ground Defense	(7 - 11%)	-	3%
Naval Defense	(2) - 2%	-	14%
Total Defense Including Other Defense	**1 - 5%**	**No change**	**30%**
Commercial Aero	6 - 10%	-	17%
Oil & Gas	11 - 15%	-	20%
Power Generation	2 - 6%	0 - 4%	17%
General Industrial	8 - 12%	14 - 18%	16%
Total Commercial	**7 - 11%**	**No change**	**70%**
Total Curtiss-Wright	**6 - 8%**	**No change**	

* All figures presented on a continuing operations basis.

CURTISS-WRIGHT

2014E Financial Outlook (Guidance as of July 30, 2014)

	FY2014E (Prior)	FY2014E* (Current)
Total Sales	**$2,650 - 2,700M**	**$2,565 - 2,615M**
Commercial / Industrial	$1,040 - 1,060M	No change
Defense	$890 - 910M	$810 - 830M
Energy	$720 - 730M	$715 - 725M
Total Operating Income CW Margin	**$274 - 285M** 10.3% - 10.5%	**$285 - 295M** 11.1% - 11.3%
Commercial / Industrial Margin	$138 - 142M 13.3% - 13.4%	No change
Defense Margin	$118 - 122M 13.3% - 13.4%	$111 - 115M 13.7% - 13.8%
Energy Margin	$52 - 54M 7.2% - 7.4%	$70 - 72M 9.7% - 9.9%
Corporate and Other	$33 - 34M	No change
Diluted EPS	**$3.35 - 3.45**	**$3.50 - 3.60**

Full year amounts may not add due to rounding.

* All figures presented on a continuing operations basis.

2014E Financial Outlook (Guidance as of July 30, 2014)

	FY2014E (Prior)	FY2014E* (Current)
Free Cash Flow [(1)]	**$170 - 190M**	**$180 - 200M**
Free Cash Flow Conversion	103 - 112%	105 - 113%
Depreciation & Amortization	$130 - 140M	**No change**
Capital Expenditures	$80 - 90M	**No change**

(1) Free Cash Flow is defined as cash flow from operations less capital expenditures

* All figures presented on a continuing operations basis.

CURTISS-WRIGHT

Strategic Margin Drivers

- **Leveraging One Curtiss-Wright**
  - Lean
  - Supply Chain Management
  - Shared Services
- **Portfolio review and rationalization**
- **Operational and productivity improvement initiatives**
- **Steady organic sales growth**

2018 Operating Margin Objective: 14%

Outlook for 2014 and Closing Comments

- Expect solid sales with strong, double-digit growth in operating income and diluted EPS
  - Growth anticipated in all commercial markets outweighs mixed performance in defense
- On track for significant operating margin expansion
  - Driven by operational improvement and cost reduction initiatives, along with benefits of organizational realignment
- Higher free cash flow expectations driven by improved working capital management
- Committed to balanced capital allocation strategy

Focused on Increasing Shareholder Value

Appendix

Non-GAAP Reconciliation

Three Months Ended
2014 vs 2013

	Commercial		Defense		Energy		Total Curtiss-Wright	
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	5%	33%	(4%)	(21%)	13%	32%	4%	22%
Acquisitions	7%	7%	2%	3%	0%	(3%)	4%	5%
Foreign Currency	2%	(0%)	1%	(0%)	0%	2%	1%	0%
Total	14%	40%	(1%)	(18%)	13%	31%	9%	27%

Six Months Ended
2014 vs 2013

	Commercial		Defense		Energy		Total Curtiss-Wright	
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	6%	44%	(4%)	(5%)	10%	24%	4%	34%
Acquisitions	9%	6%	3%	4%	0%	(1%)	5%	4%
Foreign Currency	2%	(1%)	1%	2%	0%	2%	1%	1%
Total	17%	49%	(0%)	1%	10%	25%	10%	39%

Organic Revenue and Organic Operating income
The Corporation discloses organic revenue and organic operating income because the Corporation believes it provides investors with insight as to the Company's ongoing business performance. Organic revenue and organic operating income are defined as revenue and operating income excluding the impact of foreign currency fluctuations and contributions from acquisitions made during the last twelve months.
Note: Amounts may not add due to rounding

CURTISS-WRIGHT